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                                                                      EXHIBIT 16


May 24, 2002



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read paragraphs 1 through 4 of Item 4 included in the Form 8-K dated May 24, 2002 of Comfort Systems USA, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


Arthur Andersen LLP

cc: Mr. J. Gordon Beittenmiller, CFO, Comfort Systems USA, Inc.